UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report: January 6, 2017

(Date of earliest event reported)

Invitae Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36847	27-1701898
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification number)

458 Brannan Street, San Francisco, California 94107

(Address of principal executive offices, including zip code)

(415) 374-7782

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 6, 2017 (the “Effective Date”), Invitae Corporation (“Invitae”) entered into a Stock Purchase Agreement (the “Agreement”) with the shareholders named therein (the “Selling Shareholders”) of PatientCrossroads, Inc., a California corporation (“PatientCrossroads”), as well as Kyle Brown solely in his capacity as agent of the Selling Shareholders, pursuant to which Invitae acquired all of the outstanding capital stock of PatientCrossroads from the Selling Shareholders (the “Acquisition”). In connection with the Acquisition, Invitae will issue shares of its common stock to the Selling Shareholders as follows:

(a)	an aggregate of approximately 646,808 shares within 10 business days after the Effective Date, with such initial share amount being the quotient of (i) $5,000,000 less an adjustment amount (based upon transaction expenses and a net working capital adjustment) divided by (ii) the trailing average share price of Invitae common stock for the 30 days preceding the Effective Date;

(b)	on March 31, 2018, an amount of shares equal to the quotient of (i) $5,000,000 divided by (ii) the trailing average share price of Invitae common stock for the 30 days preceding March 31, 2018;

(c)	if a milestone based on a certain threshold of certain revenue is achieved during 2017, then on March 31, 2018, an amount of shares equal to the quotient of (i) $5,000,000 divided by (ii) the trailing average share price of Invitae common stock for the 30 days preceding March 31, 2018; and

(d)	if the foregoing milestone-based shares are not issued yet a milestone based on a minimum threshold of certain revenue is achieved during 2017 and 2018, then on March 31, 2019, an amount of shares equal to the quotient of (i) between $2,000,000 and $5,000,000 (depending upon the amount, if any, by which the certain revenue exceeds the minimum threshold) divided by (ii) the trailing average share price of Invitae common stock for the 30 days preceding March 31, 2019.

The Selling Shareholders individually, certain principal Selling Shareholders as to PatientCrossroads, and Invitae made certain customary representations, warranties and covenants in the Agreement. In connection with the closing, each Selling Shareholder agreed to (i) accept employment by Invitae upon the terms offered in individual offer letters and (ii) certain non-competition, non-solicitation and non-hire covenants as further described in the Agreement. The Agreement also includes indemnification obligations in favor of Invitae from the Selling Shareholders, including for breaches of representations, warranties, covenants and agreements made by the Selling Shareholders in the Agreement.

The closing of the Acquisition was not subject to approval by any applicable governmental entity or the approval of the stockholders of Invitae. As a result of the Acquisition, PatientCrossroads became a wholly owned subsidiary of Invitae.

As of January 6, 2017, there were 41,143,513 shares of Invitae common stock outstanding. As a result of the closing of the Acquisition, the Selling Shareholders will beneficially own (based upon the initial issuance contemplated by clause (a) above, but without reference to the issuances contemplated by clauses (b), (c) or (d) above) approximately 1.5% of the outstanding shares of Invitae common stock.

The shares of Invitae common stock issued to the Selling Shareholders were issued in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended. Each Selling Shareholder made certain representations as to such Selling Shareholder and that the shares were being acquired for such Selling Shareholder’s own account for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof, and that such Selling Shareholder could bear the risks of the investment and could hold the shares for an indefinite period of time.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to a copy of the Agreement attached hereto as Exhibit 2.1 and which is incorporated herein by reference.

The Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Invitae, PatientCrossroads or the Selling Shareholders. The Agreement contains representations and warranties by the Selling Shareholders and by Invitae, made solely for the benefit of the other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules delivered by the Selling Shareholders in connection with the signing of the Agreement. Certain representations and warranties in the Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the Selling Stockholders and Invitae. Accordingly, the representations and warranties in the Agreement should not be relied on by any persons as characterizations of the actual state of facts at the time they were made or otherwise. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in Invitae’s public disclosures.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information required to be disclosed under this Item 2.01 is set forth in Item 1.01 above and is incorporated by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information required to be disclosed under this Item 2.03 is set forth in Item 1.01 above and is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities

The information required to be disclosed under this Item 3.02 is set forth in Item 1.01 above and is incorporated by reference into this Item 3.02.

Item 8.01	Other Events

On January 6, 2017, Invitae issued a press release with respect to the Acquisition. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1@*	Stock Purchase Agreement dated as of January 6, 2017 by and among Invitae Corporation, each of the selling shareholders listed on Schedule 1 thereto, and the sellers’ agent.

99.1	Press release issued by Invitae Corporation on January 6, 2017.

@	The schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.
*	Portions of this exhibit (indicated by asterisks) have been omitted pursuant to a request for confidential treatment and have been separately filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 6, 2017	INVITAE CORPORATION

	By:	/s/ Lee Bendekgey
	Name:	Lee Bendekgey
	Title:	Chief Financial Officer, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1@*	Stock Purchase Agreement dated as of January 6, 2017 by and among Invitae Corporation, each of the selling shareholders listed on Schedule 1 thereto, and the sellers’ agent.

99.1	Press release issued by Invitae Corporation on January 6, 2017.

@	The schedules and exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.
*	Portions of this exhibit (indicated by asterisks) have been omitted pursuant to a request for confidential treatment and have been separately filed with the SEC.